As filed with the Securities and Exchange Commission on August 5, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEC ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

(State or other jurisdiction of incorporation or organization)

39-1391525

(I.R.S. Employer

Identification Number)

231 West Michigan Street

P.O. Box 1331

Milwaukee, Wisconsin 53201

(414) 221-2345

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony L. Reese
Vice President and Treasurer
231 West Michigan Street
P.O. Box 1331
Milwaukee, Wisconsin 53201
(414) 221-2345

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua M. Erickson WEC Energy Group, Inc. 231 West Michigan Street, P.O. Box 1331 Milwaukee, Wisconsin 53201 (414) 221-2345	Eric A. Koontz Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E., Suite 3000 Atlanta, Georgia 30308 (404) 885-3309

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective as the registrant shall determine in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

WEC ENERGY GROUP, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Purchase Contracts

Units

WEC Energy Group, Inc. may issue and sell the securities described in this prospectus to the public in one or more offerings in the amounts authorized from time to time.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered and any other information relating to a specific offering, will be set forth in a prospectus supplement. We urge you to read this prospectus and the applicable prospectus supplement, together with any documents we incorporate by reference, carefully before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the New York Stock Exchange under the symbol “WEC.”

See “Risk Factors” on page 1 of this prospectus and “Risk Factors” contained in any applicable prospectus supplement and documents incorporated by reference for information on certain risks related to the purchase of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2024.

ABOUT THIS PROSPECTUS

Unless we otherwise indicate or the context otherwise requires, in this prospectus, “we,” “us,” “our” and “WEC Energy Group” refer to WEC Energy Group, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may issue and sell to the public the securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the securities we may issue and sell. Each time we offer securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the particular securities and terms of that offering. In the prospectus supplement, we will describe specific terms of the securities to be offered, the use of proceeds from the sale of such securities, the plan of distribution for the securities and other information regarding the offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in the securities of WEC Energy Group involves risk. Please see the “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act of 1933”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act of 1934”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, goals, strategies, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will,” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and, except as required by applicable law, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

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WEC ENERGY GROUP, INC.

WEC Energy Group, Inc. was incorporated in the State of Wisconsin in 1981 and became a diversified holding company in 1986. On June 29, 2015, we acquired 100% of the outstanding common shares of Integrys Energy Group, Inc. and changed our name to WEC Energy Group, Inc.

Our wholly owned subsidiaries are primarily engaged in the business of providing regulated electricity service in Wisconsin and Michigan and regulated natural gas service in Wisconsin, Illinois, Michigan and Minnesota. In addition, we have an approximately 60% equity interest in American Transmission Company LLC (“ATC”), a regulated electric transmission company. Through our subsidiaries, we also own majority interests in a number of renewable generating facilities as part of our non-utility energy infrastructure business. At June 30, 2024, we conducted our operations in the six reportable segments discussed below.

Wisconsin Segment: The Wisconsin segment includes the electric and natural gas operations of Wisconsin Electric Power Company (“WE”), Wisconsin Gas LLC (“WG”), Wisconsin Public Service Corporation (“WPS”), and Upper Michigan Energy Resources Corporation (“UMERC”). At June 30, 2024, these companies served approximately 1.7 million electric customers and 1.5 million natural gas customers.

Illinois Segment: The Illinois segment includes the natural gas operations of The Peoples Gas Light and Coke Company (“PGL”) and North Shore Gas Company, which provide natural gas service to customers located in Chicago and the northern suburbs of Chicago, respectively. At June 30, 2024, these companies served approximately 1.1 million natural gas customers. PGL also owns and operates a 38.8 billion cubic feet natural gas storage field in central Illinois.

Other States Segment: The other states segment includes the natural gas operations of Minnesota Energy Resources Corporation, which serves customers in various cities and communities throughout Minnesota, and Michigan Gas Utilities Corporation (“MGU”), which serves customers in southern and western Michigan. These companies served approximately 0.4 million natural gas customers at June 30, 2024.

Electric Transmission Segment: The electric transmission segment includes our approximately 60% ownership interest in ATC, which owns, maintains, monitors, and operates electric transmission systems primarily in Wisconsin, Michigan, Illinois, and Minnesota, and our approximately 75% ownership interest in ATC Holdco, LLC, a separate entity formed to invest in transmission-related projects outside of ATC’s traditional footprint.

Non-Utility Energy Infrastructure Segment: The non-utility energy infrastructure segment includes the operations of W.E. Power, LLC (“We Power”), which owns and leases electric power generating facilities to WE; Bluewater Natural Gas Holding, LLC (“Bluewater”), which owns underground natural gas storage facilities in southeastern Michigan; and WEC Infrastructure LLC (“WECI”). WECI has acquired or agreed to acquire majority interests in eight wind parks and three solar projects, capable of providing more than 2,300 megawatts of renewable energy. Together, these projects represent approximately $3.5 billion of committed investments and have long-term agreements with unaffiliated third parties. WECI’s investment in all of these projects either qualifies, or is expected to qualify, for production tax credits.

Corporate and Other Segment: The corporate and other segment includes the operations of the WEC Energy Group holding company, the Integrys Holding, Inc. (“Integrys Holding”) holding company, the Peoples Energy, LLC holding company, Wispark LLC (“Wispark”), and WEC Business Services LLC (WBS”). Wispark develops and invests in real estate, primarily in southeastern Wisconsin. WBS is a wholly owned centralized service company that provides administrative and general support services to our regulated entities. WBS also provides certain administrative and support services to our nonregulated entities. This segment also includes Wisvest LLC, Wisconsin Energy Capital Corporation, and WPS Power Development LLC, which no longer have significant operations.

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Our principal executive offices are located at 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201. Our telephone number is (414) 221-2345.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities (a) to fund, or to repay short-term debt incurred to fund, investments (including equity contributions and loans to affiliates), (b) to repay and/or refinance debt, and/or (c) for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

DESCRIPTION OF CAPITAL STOCK

As of June 30, 2024, our authorized capital stock consisted of:

•	650,000,000 shares of common stock, par value $0.01 per share; and
•	15,000,000 shares of preferred stock, par value $0.01 per share.

As of June 30, 2024, there were 316,079,401 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended (“Articles of Incorporation”), and Bylaws, as amended (“Bylaws”), each of which is included as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the Wisconsin Business Corporation Law (“WBCL”) for additional information.

Voting Rights. Each holder of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, subject to any class or series voting rights of holders of any preferred stock. The holders of common stock are not entitled to cumulate votes for the election of directors.

Dividends. The holders of common stock are entitled to receive such dividends as the Board of Directors (the “Board”) may from time to time declare, subject to any rights of holders of preferred stock, if any is issued. Our ability to pay dividends primarily depends on the availability of funds received from our utility subsidiaries and our non-utility subsidiaries. Various financing arrangements and regulatory requirements impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans, or advances. All of our utility subsidiaries, with the exception of UMERC and MGU, are prohibited from loaning funds to us, either directly or indirectly.

Liquidation Rights. In the event of any liquidation, dissolution or winding-up of WEC Energy Group, the holders of common stock, subject to any rights of the holders of any preferred stock, will be entitled to receive the remainder, if any, of our assets after the discharge of our liabilities.

Preemptive Rights. Holders of common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Transfer Agent and Registrar. Computershare, Inc. serves as transfer agent and registrar for our common stock.

Listing. Our common stock is traded on the New York Stock Exchange under the trading symbol “WEC.”

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Preferred Stock

Under the Articles of Incorporation, our Board is authorized to divide the preferred stock into series, to issue shares of any series and, within the limitations set forth in the Articles of Incorporation or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established, including the dividend rate, redemption price and terms, amount payable upon liquidation, and any sinking fund provisions, conversion privileges and voting rights.

Certain Anti-Takeover Provisions in our Articles of Incorporation and Bylaws

The Articles of Incorporation and Bylaws contain provisions which may have the effect of discouraging persons from acquiring large blocks of WEC Energy Group stock or delaying or preventing a change in control of WEC Energy Group. The material provisions which may have such an effect are:

•	an anti-greenmail provision prohibiting the purchase of shares of common stock at a market premium from any person whom the Board believes to be a beneficial owner of more than 5% of the outstanding shares of common stock unless such holder owned the shares for at least two years, the purchase was approved by a majority of the combined voting power of the stockholders, or the purchase is pursuant to a tender offer to all holders of common stock on the same terms;

•	a provision permitting removal of a director without cause only by at least an 80% stockholder vote;

•	authorization for the Board, subject to any required regulatory approval, to issue preferred stock in series and to fix rights and preferences of the series, including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters;

•	advance notice procedures with respect to stockholder nominations of directors or stockholder proposals at a meeting of stockholders; and

•	provisions permitting amendment of some of these and related provisions only by at least an 80% stockholder vote at a meeting.

Anti-Takeover Effects of Wisconsin Law

Wisconsin law, under which we are incorporated, contains certain provisions that may have antitakeover effects, The description set forth below is intended as a summary only. For complete information you should review the applicable provisions of the WBCL and Section 196.795 of the Wisconsin Statutes, Wisconsin’s public utility holding company law (“Wisconsin Public Utility Holding Company Law”).

Control Share Acquisitions. Wisconsin law provides that, unless a corporation’s articles of incorporation provide otherwise, or otherwise specified by the board of directors, the voting power of shares of a “resident domestic corporation” such as WEC Energy Group held by any person (including two or more persons acting as a group) in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from a resident domestic corporation, or in certain specified transactions, or incident to a transaction in which stockholders have approved restoration of the full voting power of the otherwise restricted shares. WEC Energy Group has opted out of this statutory provision in its Articles of Incorporation.

Anti-Greenmail Provisions. Wisconsin law restricts the ability of certain publicly held corporations, such as WEC Energy Group, to repurchase voting shares at above market value from certain large stockholders, absent approval from the stockholders as a whole, unless an identical or better offer to purchase is made to all owners of voting shares and securities which may be converted into voting shares. These provisions apply during a takeover offer to purchases of more than 5% of the corporation’s shares from a person or group that holds more than 3% of the corporation’s voting shares and has held the shares for less than two years.

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Wisconsin law also provides that stockholder approval is required for the corporation during a takeover offer to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

The Articles of Incorporation require an 80% stockholder vote for any amendment to the Articles of Incorporation that would have the effect of opting out of the anti-greenmail provision.

Fair Price Provisions. Wisconsin law provides that in addition to any approval otherwise required, certain mergers, share exchanges or sales, leases, exchanges or other dispositions involving a resident domestic corporation, such as WEC Energy Group, and any “significant shareholder” are subject to a super-majority vote of stockholders unless certain fair price standards have been met. For this purpose a “significant shareholder” is defined as either a 10% stockholder or an affiliate of the resident domestic corporation who was a 10% stockholder at any time within the preceding two years. The super-majority vote that is required by the statute consists of:

•	approval of 80% of the total voting power of the corporation, and

•	approval of at least 66 2/3% of the voting power not beneficially owned by the significant shareholder or its affiliates or associates.

However, a supermajority vote is not required if the following “fair price” standards are satisfied:

•	the consideration is in cash or in the form of consideration used to acquire the greatest number of shares, and

•	the amount of the consideration equals the greater of:

(a) the highest price paid by the significant shareholder within the prior two-year period;

(b) in the case of a tender offer, the market value of the shares on the date the significant shareholder commences the tender offer; or

(c) the highest liquidation or dissolution distribution to which the stockholders would be entitled.

The Articles of Incorporation require an 80% stockholder vote for any amendment to the Articles of Incorporation that would have the effect of opting out of the fair price provisions.

Business Combination Provisions. Wisconsin law restricts resident domestic corporations, such as WEC Energy Group, from engaging in specified business combinations involving an “interested stockholder” or an affiliate or associate of an interested stockholder. For this purpose an “interested shareholder” is a stockholder who beneficially owns at least 10% of the voting power of the outstanding stock of the resident domestic corporation, or is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10% of the voting power of the then outstanding stock within the preceding three years. The specified business combinations include:

•	a merger or interest exchange;

•	a sale or other disposition of assets having a market value equal to at least 5% of the market value of the assets or outstanding stock of the corporation or representing at least 10% of its earning power or income;

•	the issuance or transfer of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock;

•	the adoption of a plan or proposal for liquidation or dissolution;

•	receipt by the interested stockholder or the interested stockholder’s affiliates or associates of a disproportionate direct or indirect benefit of a loan or other financial benefit provided by or through the resident domestic corporation or its subsidiaries; or

•	certain other transactions that have the direct or indirect effect of materially increasing the proportionate share of voting stock beneficially owned by the interested stockholder or the interested stockholder’s affiliates or associates.

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For a period of three years following the date that the interested stockholder becomes an interested stockholder, the resident domestic corporation is prohibited from engaging in any of the specified transactions with the interested stockholder unless the specified transaction or the purchase of stock by the interested stockholder that made the stockholder an interested stockholder is approved by the board of directors of the resident domestic corporation before the share acquisition date. Following the three-year period, a specified transaction is permitted only if:

•	the acquisition of shares by the interested stockholder was approved by the board of directors of the resident domestic corporation before the share acquisition date;

•	the specified transaction is approved by a majority of the voting stock of the resident domestic corporation that is not owned by the interested stockholder; or

•	the consideration to be received by the corporation's stockholders satisfies the “fair price” provisions of the statute as to form and amount.

Wisconsin Public Utility Holding Company Provisions. The Wisconsin Public Utility Holding Company Law provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a public utility holding company, with the unconditional power to vote those securities, unless the PSCW has determined that the acquisition is in the best interests of utility consumers, investors and the public. Persons acquiring 10% or more of the voting securities of WEC Energy Group are subject to the provisions of the statute.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will consist of one or more senior debt securities, subordinated debt securities and junior subordinated debt securities. The debt securities will be issued in one or more series under the indenture described below between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago), as trustee, dated as of March 15, 1999, and under a securities resolution (which may be in the form of a resolution or a supplemental indenture) authorizing the particular series.

We have summarized selected provisions of the indenture and the debt securities that we may offer hereby. This summary is not complete and may not contain all of the information important to you. Copies of the indenture and a form of securities resolution are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The securities resolution for each series of debt securities issued and outstanding also has been or will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the applicable securities resolution for other provisions that may be important to you. In the summary below, where applicable, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

•	limit the amount of debt securities that we can issue under the indenture;

•	limit the number of series of debt securities that we can issue from time to time;

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•	restrict the total amount of debt that we or our subsidiaries may incur; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

Terms

A prospectus supplement and a securities resolution relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•	the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

•	the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;

•	the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;

•	the manner of paying principal and interest on the debt securities;

•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

•	the terms of any conversion or exchange right;

•	the terms of any redemption of debt securities at the option of holders;

•	any tax indemnity provisions;

•	if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;

•	the portion of principal payable upon acceleration of any discounted debt security (as described below);

•	whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

•	whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

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•	the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;

•	any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

•	any provisions relating to the deferral of any interest; and

•	any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities. (Section 2.01)

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities. (Section 2.01) We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered, bearer or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. (Section 2.12) We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in a prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000 and bearer debt securities in denominations of $5,000 and whole multiples of $5,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities. (Section 2.12)

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate in a form we specify to comply with United States laws and regulations is presented to us. (Section 2.04)

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange on a mandatory basis, at the option of the holder or at our option. (Sections 2.01 and 9.01)

Certain Covenants

Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

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Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

Because we are a holding company and conduct all of our operations through subsidiaries, holders of debt securities will generally have a position that is effectively junior to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Various financing arrangements and regulatory requirements impose restrictions on the ability of our utility subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. All of our utility subsidiaries, with the exception of UMERC and MGU, are prohibited from loaning funds to us, either directly or indirectly. The indenture does not limit us or our subsidiaries if we decide to issue additional debt.

As of June 30, 2024, our direct obligations included (i) $4.7 billion of outstanding senior notes and $358.9 million of junior subordinated notes issued under the indenture, and (ii) $1.7 billion of outstanding convertible senior notes issued under separate indentures. We have $1.7 billion in multi-year bank back-up credit facilities to support our commercial paper program and had no commercial paper outstanding at June 30, 2024.  At June 30, 2024, our subsidiaries had approximately $11.2 billion of long-term debt outstanding, $757.0 million of commercial paper outstanding and $30.4 million of preferred stock outstanding. Our subsidiaries have an aggregate of $1.6 billion in multi-year bank back-up credit facilities to support their respective commercial paper programs.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into another company in a transaction in which we are not the surviving company, or transfer all or substantially all of our assets to another company, unless:

•	that company is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof;

•	that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons;

•	all required approvals of any regulatory body having jurisdiction over the transaction have been obtained; and

•	immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Thereafter, the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07)

To the extent permitted by the terms of a series of debt securities authorized to be issued in registered form and bearer form, bearer debt securities may be exchanged for an equal aggregate principal amount of registered or bearer debt securities of the same series and date of maturity in authorized denominations upon surrender of the bearer debt securities with all unpaid interest coupons, except as may otherwise be provided in the debt securities, at our agency maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07) As of the date of this prospectus, we do not expect that the terms of any series of debt securities will permit registered debt securities to be exchanged for bearer debt securities.

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Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe any differences, an event of default with respect to a series of debt securities will occur if:

•	we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;

•	we default in the payment of the principal and premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

•	we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series as required by the securities resolution establishing that series and the default continues for a period of 60 days;

•	we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•	pursuant to or within the meaning of any Bankruptcy Law, we:

-	commence a voluntary case,

-	consent to the entry of an order for relief against us in an involuntary case,

-	consent to the appointment of a custodian for us or for all or substantially all of our property, or

-	make a general assignment for the benefit of our creditors;

•	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

-	is for relief against us in an involuntary case,

-	appoints a custodian for us or for all or substantially all of our property, or

-	orders us to liquidate; or

•	there occurs any other event of default provided for in that series. (Section 6.01)

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. (Section 1.01) A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (Section 6.02)

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

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If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the trustee and holders of the series. (Section 6.03)

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish to the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the scheduled redemption date. (Section 6.01) Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice. (Section 3.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision. In that case, the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

The indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the indenture, the debt securities and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 10.02)

Without the consent of each debt security holder affected, no amendment or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the interest on or change the time for payment of interest on any debt security (subject to any right to defer one or more payments of interest we may have retained in the securities resolution and described in the prospectus supplement);

•	change the fixed maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);

•	reduce the principal of any non-discounted debt security or reduce the amount of principal of any discounted debt security that would be due on its acceleration;

•	change the currency in which the principal or interest on a debt security is payable;

•	make any change that materially adversely affects the right to convert or exchange any debt security;

•	waive any default in payment of interest on or principal of a debt security or any default in respect of a provision that pursuant to the indenture cannot be amended without the consent of each debt security holder affected; or

•	make any change in the section of the indenture concerning waiver of past defaults or the section of the indenture concerning amendments requiring the consent of debt security holders, except to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each holder of debt securities affected by the amendment or waiver. (Sections 6.04 and 10.02)

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Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•	to cure any ambiguity, omission, defect, or inconsistency;

•	to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger, consolidation or transfer of all or substantially all of our assets requiring such assumption;

•	to provide that specific provisions of the indenture will not apply to a series of debt securities not previously issued;

•	to create a series of debt securities and establish its terms;

•	to provide for a separate trustee for one or more series of debt securities; or

•	to make any change that does not materially adversely affect the rights of any debt security holder. (Section 10.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”). (Section 8.01)

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

•	irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;

•	deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

•	comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to holders for federal income tax purposes. (Section 8.02)

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in such obligations. (Section 8.02)

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Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Trust Company, National Association) (successor to Bank One Trust Company, N.A.) (successor to The First National Bank of Chicago) will act as trustee and registrar for debt securities issued under the indenture, and the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee three months in advance and if no default occurs during the three-month period. If the trustee resigns or is removed, or if a vacancy exists in the office of trustee for any reason, the indenture provides that we must promptly appoint a successor trustee. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee. (Section 7.02) In addition, the trustee serves as collateral agent for notes issued by non-utility subsidiaries of We Power.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares representing fractional interests in shares of our preferred stock of any series, if any. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares may be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of our debt securities, shares of our common stock or preferred stock, depositary shares or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares or any combination of the above. The price of such debt securities, shares of our common stock or preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, such as U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the purchase contracts offered thereby.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; (e) in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) in forward contracts or similar arrangements; or (g) any combination of the above. The prospectus supplement will set forth the terms of the offering of the securities being offered thereby, including the name or names of any underwriters or agents, the purchase price of those securities and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ compensation or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which those securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by us and described in the applicable prospectus supplement if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities in respect of which this prospectus is delivered may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms (with respect to debt securities), by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

The securities in respect of which this prospectus is delivered may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of such securities will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

If any underwriter or any selling group member intends to engage in stabilizing transactions, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Joshua M. Erickson, Vice President and Deputy General Counsel of WEC Business Services LLC, will pass upon the validity of the securities, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of our common stock. Unless otherwise indicated in the applicable prospectus supplement, Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia, will pass upon the validity of the depositary shares, purchase contracts and units under the laws of the State of New York, as well as certain other legal matters, on our behalf. Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the offering of any securities will be passed upon for any underwriters or agents by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedules of WEC Energy Group, Inc., as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus to WEC Energy Group, Inc.’s Form 10-K for the year ended December 31, 2023, and the effectiveness of WEC Energy Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC under File No. 001-09057. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and through our own web site at www.wecenergygroup.com. Except for the documents filed with the SEC and incorporated by reference into this prospectus, the other information on, or accessible from, our web site is not a part of, and is not incorporated by reference in, this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offerings contemplated by this prospectus are completed or terminated:

•	Annual Report on Form 10-K for the year ended December 31, 2023;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024; and

•	Current Reports on Form 8-K and 8-K/A, as applicable, filed January 8, 2024 (solely with respect to Item 2.06), January 19, 2024, March 12, 2024, May 13, 2024, May 22, 2024, May 23, 2024, May 28, 2024, June 5, 2024, and July 8, 2024.

No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. You may request a copy of these documents at no cost by calling or writing to us at the following address:

WEC Energy Group, Inc.

231 West Michigan Street

P. O. Box 1331

Milwaukee, Wisconsin 53201

Attn: Corporate Secretary

Telephone: (414) 221-2345

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee (actual)	$	*
Trustee’s fees and expenses		**
Printing fees and expenses		**
Legal fees and expenses		**
Accountants’ fees and expenses		**
Rating agencies’ fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	Under Rules 456(b) and 457(r) under the Securities Act of 1933, the SEC registration fee will be paid at the time of any particular offering of securities under this Registration Statement and is therefore not currently determinable.

**	Because an indeterminate amount of securities is covered by this Registration Statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable and cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

WEC Energy Group, Inc. (“WEC Energy Group”) is incorporated under the Wisconsin Business Corporation Law (the “WBCL”).

Under Section 180.0851(1) of the WBCL, WEC Energy Group is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of WEC Energy Group. In all other cases, WEC Energy Group is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of WEC Energy Group, unless it is determined that he or she breached or failed to perform a duty owed to WEC Energy Group and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with WEC Energy Group or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under WEC Energy Group’s Restated Articles of Incorporation or Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

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Under Section 180.0833 of the WBCL, directors of WEC Energy Group against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Articles V and VI of WEC Energy Group’s Bylaws provide that WEC Energy Group will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of WEC Energy Group, or is or was serving at the request of WEC Energy Group as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. WEC Energy Group’s Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

Underwriting or purchase agreements entered into by WEC Energy Group in connection with the securities being registered may provide for indemnification of directors, officers and controlling persons of WEC Energy Group against certain liabilities, including liabilities under the Securities Act of 1933.

Officers and directors of WEC Energy Group are covered by insurance policies purchased by WEC Energy Group under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

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ITEM 16.  EXHIBITS

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement for Debt Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

1.2	Form of Underwriting Agreement for Common Stock (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

1.3	Form of Underwriting Agreement for Preferred Stock (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

1.4	Form of Underwriting Agreement for Depositary Shares (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

1.5	Form of Underwriting Agreement for Purchase Contracts (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

1.6	Form of Underwriting Agreement for Units (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

3.1	Restated Articles of Incorporation, as amended effective May 21, 2012 (Incorporated by reference to Exhibit 3.1 to WEC Energy Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012) ( File No. 001-09057).

3.2	Articles of Amendment to the Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to WEC Energy Group’s Current Report on Form 8-K dated June 29, 2015) ( File No. 001-09057).

3.3	Articles of Amendment to the Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to WEC Energy Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024) ( File No. 001-09057).

3.4	Bylaws, as amended to January 19, 2023 (Incorporated by reference to Exhibit 3.1 to WEC Energy Group’s Current Report on Form 8-K dated January 20, 2023) ( File No. 001-09057).

4.1	Indenture for Debt Securities, dated as of March 15, 1999, including, as exhibits, forms of Registered Security and Bearer Security thereunder (the “Indenture”) (Incorporated by reference to Exhibit 4.46 to WEC Energy Group’s Current Report on Form 8-K, dated March 25, 1999) (File No. 001-09057).

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4.2	Securities Resolution No. 4 of WEC Energy Group under the Indenture, effective as of March 17, 2003 (Incorporated by reference to Exhibit 4.12 to Post-Effective Amendment No. 1 to WEC Energy Group’s Registration Statement on Form S-3, filed March 20, 2003) (File No. 333-69592).

4.3	Securities Resolution No. 5 of WEC Energy Group under the Indenture, effective as of May 8, 2007 (Incorporated by reference to Exhibit 4.1 to WEC Energy Group’s Current Report on Form 8-K, dated May 8, 2007) (File No. 001-09057).

4.4	Securities Resolution No. 6 of WEC Energy Group under the Indenture, effective as of June 4, 2015 (Incorporated by reference to Exhibit 4.1 to WEC Energy Group's Current Report on Form 8-K, dated June 4, 2015) (File No. 001-09057).

4.5	Securities Resolution No. 10 of WEC Energy Group under the Indenture, effective as of October 5, 2020 (Incorporated by reference to Exhibit 4.1 to WEC Energy Group’s Current Report on Form 8-K, dated October 5, 2020) (File No. 001-09057).

4.6	Securities Resolution No. 12 of WEC Energy Group under the Indenture, effective as of December 6, 2021 (Incorporated by reference to Exhibit 4.1 to WEC Energy Group’s Current Report on Form 8-K, dated December 13, 2021) (File No. 001-09057).

4.7	Securities Resolution No. 13 of WEC Energy Group under the Indenture, effective as of September 22, 2022 (Incorporated by reference to Exhibit 4.1 to WEC Energy Group’s Current Report on Form 8-K, dated September 27, 2022) (File No. 001-09057).

4.8	Securities Resolution No. 14 of WEC Energy Group under the Indenture, effective as of January 9, 2023 (Incorporated by reference to Exhibit 4.1 to WEC Energy Group’s Current Report on Form 8-K, dated January 11, 2023) (File No. 001-09057).

4.9	Securities Resolution No. 15 of WEC Energy Group under the Indenture, effective as of September 5, 2023 (Incorporated by reference to Exhibit 4.1 to WEC Energy Group’s Current Report on Form 8-K, dated September 12, 2023) (File No. 001-09057).

4.10	Form of Securities Resolution for Debt Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

4.11	Form of Certificate of Designations (including form of Preferred Stock Certificate) (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

4.12	Form of Depositary Agreement (including form of Deposit Receipt) (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

4.13	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate) (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

4.14	Form of Unit Agreement (including form of Unit Certificate) (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

5.1	Opinion of Joshua M. Erickson.

5.2	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Joshua M. Erickson (included in Exhibit 5.1).

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23.3	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.2).

24.1	Power of Attorney.

25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture.

107.1	Filing fee table.

ITEM 17. UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on August 5, 2024.

WEC ENERGY GROUP, INC.

By:	/s/ Scott J. Lauber
	Name:	Scott J. Lauber
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Scott J. Lauber	President and Chief Executive Officer and Director (principal executive officer)	August 5, 2024
Scott J. Lauber

*	Executive Vice President and Chief Financial Officer (principal financial officer)	August 5, 2024
Xia Liu

*	Vice President and Controller (principal accounting officer)	August 5, 2024
William J. Guc

*	Director	August 5, 2024
Ave M. Bie

*	Director	August 5, 2024
Curt S. Culver

*	Director	August 5, 2024
Danny L. Cunningham

*	Director	August 5, 2024
William M. Farrow III

*	Director	August 5, 2024
Cristina A. Garcia-Thomas

*	Director	August 5, 2024
Maria C. Green

*	Director	August 5, 2024
Gale E. Klappa

*	Director	August 5, 2024
Thomas K. Lane

*	Director	August 5, 2024
Ulice Payne, Jr.

*	Director	August 5, 2024
Mary Ellen Stanek

*	Director	August 5, 2024
Glen E. Tellock

* By:	/s/ Anthony L. Reese	August 5, 2024
Anthony L. Reese
As Attorney-in-Fact